EXHIBIT 23.1

      CONSENT OF THE KRUEGER GROUP, LLP TO USE OF OPINION

      THE KRUEGER GROUP, LLP

      5771 La Jolla Boulevard

      La Jolla, California 92037

      June 23, 2004




      Board of Directors
      Technology Acquisition Corporation

      Technology Acquisition Corporation

      10600 N. De Anza Boulevard, Suite 250

      Cupertino, California 95014


      Re: Amendment Number One to Form S-8

      Gentlemen:

      We hereby consent to the filing of our opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement to be filed by Technology Acquisition Corporation.

      We further consent to the reference to us and our opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                                     Very truly yours,

                                                     /s/

                                                     THE KRUEGER GROUP, LLP



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